                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]





                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Income Portfolios, Inc.
Fortis Advantage Portfolios, Inc.:



We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                        /s/
                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 28, 1996